UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14a Information

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934

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ROSEHILL RESOURCES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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ROSEHILL RESOURCES INC.

16200 Park Row, Suite 300

Houston, Texas 77084

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS OF ROSEHILL RESOURCES INC.

To Be Held on May 21, 2019

To the Stockholders of Rosehill Resources Inc.:

NOTICE IS HEREBY GIVEN that the 2019 annual meeting of stockholders, which is referred to as the “Annual Meeting,” of Rosehill Resources Inc., a Delaware corporation, which is referred to as the “Company,” will be held on May 21, 2019, at 9:00 A.M., Central Time, at 16200 Park Row, Suite 300, Houston, Texas 77084. You are cordially invited to attend the Annual Meeting to consider and act upon the following proposals:

1.

to elect two directors, Harry Quarls and Francis Contino, to serve as Class II directors, each to serve for a three-year term and until his successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal;

2.	to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and

3.	to transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Only holders of record of the Company’s common stock at the close of business on April 25, 2019 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any postponements or adjournments thereof. A complete list of the Company’s stockholders of record entitled to vote at the Annual Meeting will be available for ten (10) days before the Annual Meeting at the Company’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.

On or about May 1, 2019, the Company will begin mailing the accompanying proxy statement and proxy card and its Annual Report on Form 10-K for the year ended December 31, 2018 to its stockholders of record. Please sign, date and return the proxy card in the postage-paid envelope provided. If you plan to attend the Annual Meeting, you may vote in person.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Annual Meeting.

The Company urges you to review the proxy materials carefully and to submit your proxy or voting instructions as soon as possible so that your shares will be represented at the Annual Meeting.

By Order of the Board of Directors,

/s/ David L. French
April 30, 2019	David L. French
President and Chief Executive Officer

i

ii

ROSEHILL RESOURCES INC.

16200 Park Row, Suite 300

Houston, Texas 77084

PROXY STATEMENT

2019 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Rosehill Resources Inc., which is referred to as the “Company,” for use at the Company’s 2019 annual meeting of stockholders (“Annual Meeting”) to be held on May 21, 2019, at 9:00 A.M., Central Time, at 16200 Park Row, Suite 300, Houston, Texas 77084, and at any postponement or adjournment thereof. On or about May 1, 2019, the Company will begin mailing the accompanying proxy statement and proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 (the “Proxy Materials”) to its stockholders of record. Please sign, date and return the proxy card in the postage-paid envelope provided. If you plan to attend the Annual Meeting, you may vote in person.

GENERAL INFORMATION

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for the Company’s stockholders to consider and act upon the proposals described in this Proxy Statement and upon any other matters that properly come before the Annual Meeting or any postponement or adjournment thereof.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

1.

Proposal 1: to elect two directors, Harry Quarls and Francis Contino, to serve as Class II directors, each to serve for a three-year term and until his successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal; and

2.	Proposal 2: to ratify the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

In addition, any other matters that properly come before the Annual Meeting or any postponements or adjournments thereof will be considered. Management is not presently aware of any other business to properly come before the Annual Meeting.

Recommendation of the Board

The Board recommends that you vote “FOR ALL” the Class II director nominees set forth in this Proxy Statement (Proposal 1) and “FOR” the ratification of the appointment of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2019 (Proposal 2).

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Annual Meeting if you owned shares of the Company’s Class A common stock or Class B common stock at the close of business on April 25, 2019, which is the record date for the Annual Meeting. You are entitled to one vote for each share that you owned as of the close of business on the record date. Holders of common stock do not have the right to cumulative voting in the election of directors. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. As of the close of business on the record date, there were 14,287,321 outstanding shares of the Company’s Class A common stock and 29,807,692 outstanding shares of the Company’s Class B common stock. All of the outstanding shares of the Company’s Class B common stock are held by one stockholder: Rosemore, Inc.

A complete list of the Company’s stockholders of record entitled to vote at the Annual Meeting will be available for ten (10) days before the Annual Meeting at its principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.

Quorum

Holders of a majority in voting power of the Company’s Class A common stock and Class B common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, the Chairman of the Annual Meeting has power to adjourn the Annual Meeting. As of the record date for the Annual Meeting, the presence at the meeting, in person or represented by proxy, of holders of 21,900,927 shares of the Company’s common stock would be required to achieve a quorum.

Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Voting Your Shares

Each share of Class A common stock and Class B common stock that you own in your name entitles you to one vote on the proposals to be presented at the Annual Meeting. Your proxy materials show the number of shares of Class A common stock and Class B common stock that you own.

Registered Holders

If, on the record date, you hold shares that are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered a registered holder with respect to those shares and entitled to notice of and to vote at the Annual Meeting. On or about May 1, 2019, the Company will begin mailing the Proxy Materials to its registered holders. As a registered holder of record, you may vote your shares by one of the following methods:

•	By Mail. You may submit a proxy by signing, dating, and returning the enclosed proxy card in the pre-addressed envelope.

•

In Person. You may vote in person at the Annual Meeting by completing a ballot which will be provided at the Annual Meeting. However, attending the meeting without completing a ballot will not count as a vote. Please read “—Annual Meeting Admission.”

If you submit an executed proxy but do not give voting instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendation of the Board as stated in this Proxy Statement. If you are a registered holder and you do not submit a proxy or attend the meeting and vote in person, your shares will not be voted on the proposals or counted for the purpose of establishing a quorum at the Annual Meeting.

If you receive more than one set of Proxy Materials, it is because your shares are registered in more than one name or are registered in different accounts. Please sign, date and return each proxy card received to ensure that all of your shares are voted.

Beneficial Owners

If you hold shares in an account with a brokerage firm, bank, or other nominee, then you are a beneficial owner with respect to these shares and hold such shares in “street name.” If you are a beneficial owner of shares on the record date, the brokerage firm, bank, or other nominee (the “intermediary”) will provide instructions detailing how to direct the voting of your shares through the intermediary. The intermediary that holds your shares is considered the holder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you are also invited to attend the Annual Meeting. However, since you are not the holder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a signed proxy from the intermediary giving you the right to vote the shares. Please read “—Annual Meeting Admission.”

If you do not vote your shares in person or instruct the intermediary how to vote your shares, the intermediary may vote your shares as they decide for each matter for which they have discretionary authority. The election of Class II directors (Proposal 1) is a non-discretionary matter, meaning that intermediaries do not have discretionary authority to vote unless they receive timely instruction from you. As such, to vote on Proposal 1 through an intermediary at the Annual Meeting, you must provide timely instructions on how the intermediary should vote your shares. When an intermediary does not have discretion to vote on a particular matter, you have not given timely instructions on how the intermediary should vote your shares, and the intermediary indicates it does not have authority to vote such shares on its proxy, a “broker non-vote” results. Although any broker non-vote will be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters. As such, broker non-votes will not be counted as a vote “FOR” or “WITHHOLD” Proposal 1.

The ratification of the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2019 (Proposal 2) is a discretionary matter on which intermediaries may vote in the absence of timely instructions from you.

Annual Meeting Admission

Only stockholders of record or their legal proxy holders as of the record date or the Company’s invited guests may attend the Annual Meeting in person. If you plan to attend the Annual Meeting in person (regardless of whether you intend to vote your shares in person at the Annual Meeting), you must present a valid form of government-issued photo identification. If you wish to attend the Annual Meeting and your shares are held in street name with an intermediary, you will also need to bring a copy of your brokerage statement or other documentation reflecting your share ownership as of the Record Date.

The Annual Meeting will be held at 16200 Park Row, Suite 300, Houston, Texas 77084.

Revoking Your Proxy

If you are a registered holder, you may change your vote or revoke your proxy at any time before the shares are voted at the Annual Meeting by:

•	timely delivering a valid, later-dated, executed proxy card;

•	voting in person at the Annual Meeting by completing a ballot (attending the meeting without completing a ballot will not revoke any previously submitted proxy); or

•	filing a written notice of revocation on or before the date of the Annual Meeting with the Corporate Secretary of the Company at 16200 Park Row, Suite 300, Houston, Texas 77084.

If you are a beneficial owner and you submit voting instructions to your intermediary, you may change your vote by submitting new voting instructions in accordance with such intermediary’s procedures.

Required Votes

Election of Class II Directors (Proposal 1)

Pursuant to the Company’s bylaws, the election of directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon (meaning that the director nominees who receive the highest number of shares voted “FOR” their election are elected). With respect to the election of directors, you may vote “FOR” or “WITHHOLD” authority to vote for each of the nominees. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees, but will be counted for purposes of establishing quorum. Holders of common stock do not have the right to cumulative voting in the election of directors. Abstentions and broker non-votes will be counted for purposes of establishing quorum but otherwise will have no effect on the election of Class II directors.

Ratification of the Company’s Independent Registered Public Accounting Firm (Proposal 2)

Pursuant to the Company’s bylaws, the ratification of the appointment of BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2019 is determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will be counted for purposes of establishing quorum and will count as a vote against this proposal. Because intermediaries will have discretion to vote shares without the direction of their clients with respect to this proposal, there will not be any broker non-votes with respect to this proposal.

Who Can Answer Your Questions About Voting

If you have any questions about how to vote or direct a vote in respect of your shares of the Company’s Class A common stock or Class B common stock, please call the Company’s proxy solicitor at (800) 662-5200 (banks and brokers call collect at (203) 658-9400).

Proxy Solicitation Costs

The Company is soliciting proxies on behalf of the Board. This solicitation is being made by mail but also may be made by telephone. The Company and its directors, officers and employees may also solicit proxies in person. The Company will file with the Securities and Exchange Commission (“SEC”) all scripts and other electronic communications used as proxy soliciting materials. The Company will bear the cost of the solicitation.

The Company has hired Morrow Sodali LLC to assist in the proxy solicitation process. The Company will pay that firm a fee of $5,500, plus disbursements.

The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. The Company will reimburse them for their reasonable expenses.

2018 Annual Report

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 is available on its website at www.rosehillresources.com in the “SEC Filings” subsection of the “Investors” section. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each stockholder to whom the Proxy Materials are delivered upon the written request of such person addressed to Investor Relations at Rosehill Resources Inc., 16200 Park Row, Suite 300, Houston, Texas 77084.

PROPOSAL 1 — ELECTION OF DIRECTORS

Overview

At the recommendation of the nominating and governance committee of the Board, the Board has nominated Harry Quarls and Francis Contino to serve as Class II directors, each for a three-year term and until his successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. The following sets forth information regarding each nominee.

Harry Quarls has served as a director since April 2017. He served as Managing Director at Global Infrastructure Partners for over a decade retiring last year. He serves as Chairman of the Board of SH 130 Concessions Company LLC and as a Director of Opal Resources LLC. He also serves as an independent director for Gastar Exploration Inc. Mr. Quarls previously served as Chairman of the Board of Directors of Penn Virginia Corporation, Woodbine Acquisition Corporation, US Oil Sands Corporation and Trident Resources Corp. and as a Director for Fairway Resources LLC. He also served as a Managing Director and Practice Leader for Global Energy at Booz & Co., a leading international management consulting firm, and as a member of Booz’s Board of Directors. Mr. Quarls earned an M.B.A. degree from Stanford University and also holds ScM. and B.S. degrees, both in chemical engineering, from M.I.T. and Tulane University, respectively. Mr. Quarls brings considerable financial and energy investing experience, as well as experience on the boards of numerous public and private energy companies, to the Board.

Francis Contino has served as a director since April 2017. He currently serves as Managing Director of FAC&B LLC, a consulting firm he founded in 2008. Additionally, since 2004 he has served as member of the board and Chairman of the Audit Committee of Mettler Toledo International, Inc., a leading global supplier of precision instruments and services. Mr. Contino previously served as Chief Financial Officer, Executive Vice President, and Director of McCormick & Company from 1998 to 2008. Prior to joining McCormick, Mr. Contino served as the Managing Partner of the Baltimore office of Ernst & Young, where he began his career. Mr. Contino completed the Executive Leadership Education Program at The Kellogg School of Business at Northwestern University. He graduated from the University of Maryland in 1968. Mr. Contino was selected to join the Board due to his considerable board experience and financial background.

Vote Required for Approval

Pursuant to the Company’s bylaws, the election of directors is determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon (meaning that the director nominees who receive the highest number of shares voted “FOR” their election are elected). Holders of common stock do not have the right to cumulative voting in the election of directors. Abstentions, votes to “WITHHOLD” authority and broker non-votes will be counted for purposes of establishing quorum but otherwise will have no effect on the election of Class II directors.

Unless otherwise indicated on the proxy, the persons named as proxies will vote “FOR ALL” of the nominees listed above. Although the Company has no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE

“FOR ALL” OF THE CLASS II DIRECTOR NOMINEES.

EXECUTIVE OFFICERS AND DIRECTORS

After the Annual Meeting, assuming the stockholders elect the Class II director nominees to the Board as set forth in “Proposal 1—Election of Directors” above, the Company’s directors and executive officers will be:

Name	Age	Position	Committees
			Audit	Compensation	Nomination & Governance
Executive Officers
David L. French	49	President and Chief Executive Officer
Craig Owen	49	Senior Vice President and Chief Financial Officer
Brian K. Ayers	62	Senior Vice President of A&D and Geology
R. Colby Williford	54	Senior Vice President of Land and Marketing
Bryan Freeman	49	Senior Vice President of Drilling, Completions and Production
Class I Directors(a)
Edward Kovalik	44	Director		X	X
Paul J. Ebner	61	Director		X	X
Class II Directors(b)
Harry Quarls	66	Director	X	X	X
Francis Contino	73	Director	Chair
Class III Directors(c)
Frank Rosenberg	60	Director		X	Chair
William E. Mayer	78	Director	X	Chair
Gary C. Hanna	61	Chairman

(a)	Slated to serve until the 2021 annual meeting of stockholders

(b)	Slated to serve until the 2022 annual meeting of stockholders

(c)	Slated to serve until the 2020 annual meeting of stockholders

Craig Owen has served as the Company’s Senior Vice President and Chief Financial Officer since June 2017. Mr. Owen has over 26 years of experience, serving in key executive financial and accounting leadership roles within the energy sector. Mr. Owen most recently served as Senior Vice President and Chief Financial Officer of Southwestern Energy Company from October 2012 to June 2017. Previously, from 2008 to 2012, he was the Controller and Chief Accounting Officer of Southwestern Energy Company. Prior to joining Southwestern Energy Company, Mr. Owen was the Controller, Operations Accounting at Anadarko Petroleum Corporation and held various managerial and financial positions at PricewaterhouseCoopers LLP, ARCO Pipe Line Company and Hilcorp Energy Company. Mr. Owen holds a bachelor’s degree in accounting from Texas A&M University and is a Certified Public Accountant.

Brian K. Ayers has served as the Company’s Senior Vice President of A&D and Geology since April 2017. Mr. Ayers has over 39 years of geology, operations, and management experience in the oil and gas industry. Prior to Rosehill, Mr. Ayers served as Vice President of Geology for Tema Oil and Gas Company (“Tema”) from June 2012 to April 2017, and as Vice President of Land from June 2012 to May 2014. Mr. Ayers served Marshfield Oil and Gas as Consultant, Business Development and Geology from January 2012 to May 2012. Mr. Ayers has also held numerous executive positions for public and private companies, including President and Chief Executive Officer of Centurion Exploration Company, Senior Vice President of Geology for America Capital Energy Corporation, Vice President, Division Manager for Samson Lone Star and Vice President, Domestic Exploration for Coastal Oil & Gas Corporation. He began his career in 1980 as an Exploration Geophysicist at Texaco in New Orleans. Mr. Ayers served as an independent director on the Board of Directors of Tamaska Oil and Gas, Ltd. from 2007 to 2014. Mr. Ayers holds a Bachelors of Arts in Geophysical Science from The University of Chicago and a Masters of Business Administration from the Else School of Management, Millsaps College.

R. Colby Williford has served as the Company’s Senior Vice President of Land and Marketing since April 2017. Mr. Williford has over 30 years of petroleum land management experience, including field and in-house positions in Texas, Louisiana, Oklahoma, New Mexico, Colorado, and Wyoming. From May 2014 to April 2017, Mr. Williford served as Vice President to Land for Tema. He held the same position with Momentum Oil & Gas, LLC, from April 2011 to May 2014. Additionally, Mr. Williford has served as Vice President of Land for Centurion Exploration Company and America Capital Energy Corporation, the U.S. oil & gas subsidiary of the ZhongRong Group, Shanghai, China. He began his career in 1985 as a field landman working for small to medium sized companies and transitioned to in-house work providing acquisition & divestiture due diligence, land management and contract negotiation. Mr. Williford holds a Bachelors of Business Administration in International Business from The University of Houston.

Bryan Freeman has served as the Company’s Senior Vice President of Operations for Rosehill Resources since April 2017. Mr. Freeman has over 23 years of drilling and operational engineering expertise at large public and private E&P companies, as well as with large service companies. Prior to Rosehill, Mr. Freeman served as Drilling and Operations Manager at Tema from July 2016 until April 2017 and Production and Operation Engineering Manager at SM Energy from July 2013 until July 2016. He began his career as a District Manager for Weatherford ALS and moved to Sales Engineer at Schlumberger before spending numerous years at Chevron as a Team lead and Senior Completions and Petroleum Engineer. Mr. Freeman holds a Bachelors of Science and Masters of Science in Engineering from the University of Texas.

David L. French has served as the Company’s President and Chief Executive Officer since April 2019. Mr. French has over 29 years of experience in the energy industry, serving in key executive and operational leadership roles. From October 2016 until March 2019, Mr. French has served as Director, President and Chief Executive Officer of Obsidian Energy Ltd. Prior to that, he was Director, President and Chief Executive Officer of Bankers Petroleum Ltd from March 2013 until October 2016. Mr. French holds a bachelor’s degree in mechanical engineering from Rice University and an MBA from Harvard Business School.

Edward Kovalik has served as a director since September 2015. Between September 2015 and April 2017, Mr. Kovalik also served as President of the Company. Mr. Kovalik has also been the Chief Executive Officer and Managing Partner of KLR Holdings and KLR Group Holdings, LLC (“KLR Group”), an investment bank specializing in the energy sector which he co-founded in the spring of 2012. Mr. Kovalik manages the firm and focuses on structuring bespoke financing solutions for the firm’s clients. Mr. Kovalik has over 17 years of experience as an investment banker. Prior to founding KLR Holdings, from 2002 until April 2012, Mr. Kovalik served in various capacities of Rodman & Renshaw, most recently as Head of Capital Markets and the head of Rodman’s Energy Investment Banking team. From 1999 to 2002, Mr. Kovalik was a Vice President at Ladenburg Thalmann & Co., where he focused on private placement transactions for public companies. Mr. Kovalik has served as a member of the boards of directors of River Bend Oil and Gas, LLC since June 2013 and Marathon Patent Group, Inc. a public company, since April 2014. Mr. Kovalik is well-qualified to serve as director due to his extensive financial and management background.

Paul J. Ebner has been the President, Chief Executive Officer and a Director of Rosemore, Inc. (“Rosemore”) since 2010. He also currently serves and has served as an officer or director of several of Rosemore’s direct and indirect subsidiaries, including Rosemore Holdings, Inc. (President, Chief Executive Officer and Director) since 2010, Tema (Director) since 2008 and (President) since 2017 and Gateway Gathering and Marketing Company (Director) since 2008 and (President) since 2017. Mr. Ebner has been employed by Rosemore since 2007 when he was hired as Executive Vice President and Chief Operating Officer. Mr. Ebner has 43 years of operations, administrative and management experience in the oil and gas and petroleum refining and marketing industries. He earned a Bachelor of Arts in Business Management, with a concentration in Accounting, from Loyola University Maryland in 1984.

Frank Rosenberg has served as a director since April 2017. Since 2006, Mr. Rosenberg has been a Director of Tema, Gateway and Rosemore. Mr. Rosenberg is also the Co-Chairman of the Board of Directors (since 2013) and Chief Investment Officer of Rosemore, Chairman of the Board of Attransco, which historically operated U.S.-flagged mixed-use oil tankers, and a Director of Glen Eagle Resources (since 2013), a junior miner based in

Montreal, Canada. Prior to joining Rosemore, Mr. Rosenberg had a breadth of assignments with Crown Central Petroleum Corporation at the refinery, in the trading operation, the wholesale and retail marketing departments, with the last job being as President & CEO. Mr. Rosenberg began his career with General Electric Credit Corporation (currently, GE Capital) in the marketing and then credit departments. He received an MBA from Emory University and a B.S. in Chemical Engineering from Bucknell University. Mr. Rosenberg was selected to serve on the Board due to his extensive experience in the oil and gas industry and significant financial experience.

William E. Mayer has served as a director since April 2017. He currently serves and has served as a Director of Rosemore since 2005. Mr. Mayer is the founder of Park Avenue Equity Partners, a private equity firm specializing in acquisition and expansion capital financing of middle market companies. He founded the firm in January 1999 and has served as a partner ever since. He was a Professor and Dean at the College of Business, University of Maryland, and at the Simon College of Business, University of Rochester. Mr. Mayer worked for The First Boston Corporation (Credit Suisse), where he was President and CEO. He has been on the board of BlackRock Capital Investment Corporation, a private equity company that provides middle-market companies with flexible financing solutions, since 2005, Premier, Inc., a public healthcare improvement company, since May 2013, and Lee Enterprises, a provider of news, information and advertising to midsize markets, since 1998. He was Chairman of the Aspen Institute, and Chairman of the Board of the University of Maryland. He is on the board of The Rubin Museum, Atlantic Council, Pardee RAND Graduate School, Global Health Corps, and Miller Buckfire, and is a member of the Council on Foreign Relations, and Vice Chairman of the Middle East Investment Initiative. Mr. Mayer was a First Lieutenant in the U.S. Air Force. He holds a BS and an MBA from the University of Maryland. Mr. Mayer brings significant experience as a board member to the Board.

Gary C. Hanna has served as the Board’s Chairman and a director since September 2015. Mr. Hanna has over 30 years of executive experience in the energy exploration and production and service sectors, with a primary focus in the mid-continent U.S. and Gulf of Mexico regions. Between September 2015 and April 2017, Mr. Hanna also served as the Company’s Chief Executive Officer. Between June 2015 and September 2015, Mr. Hanna evaluated various investment and employment opportunities. Mr. Hanna was a consultant for Energy XXI Gulf Coast, Inc. from June 2014 to June 2015, and served as Chairman and a member of the board of directors from April 2018 to October 2018. From 2009 until June 2014, Mr. Hanna served as the Chief Executive Officer of EPL Oil & Gas, Inc., or EPL, a publicly-traded company that was acquired by Energy XXI in June 2014 for $2.3 billion, and was elected as a director of EPL in June 2010 and Chairman in 2013. From 2008 to 2009, Mr. Hanna served as President and Chief Executive Officer of Admiral Energy Services, a start-up company focused on the development of offshore energy services. From 1999 to 2007, Mr. Hanna served in various capacities at Tetra Technologies, Inc., an international oil and gas services production company, including serving as Senior Vice President from 2002 to 2007. Mr. Hanna also served as President and Chief Executive Officer of Tetra’s affiliate, Maritech Resources, Inc., and as President of Tetra Applied Technologies, Inc., another Tetra affiliate. From 1996 to 1998, Mr. Hanna served as the President and Chief Executive Officer of Gulfport Energy Corporation, a public oil and gas exploration company. From 1995 to 1998, he also served as the Chief Operations Officer for DLB Oil & Gas, Inc., a mid-continent exploration public company. From 1982 to 1995, Mr. Hanna served as President and Chief Executive Officer of Hanna Oil Properties, Inc., a company engaged in oil services and the development of mid-continent oil and gas prospects. Mr. Hanna has served as a member of the boards of directors of Hercules Offshore, Inc. and Aspire Holdings Corp. Mr. Hanna holds a B.B.A. in Economics from the University of Oklahoma. Mr. Hanna is well-qualified to serve as director due to his extensive operational, financial and management background.

CORPORATE GOVERNANCE MATTERS

Board of Directors and Terms of Office of Directors

The Company’s amended and restated certificate of incorporation provides for the classification of the Board into three separate classes, with each class serving a three-year term. The Company currently has seven directors, with each Class II director having a term that expires at the Annual Meeting, each Class III director having a term that expires at the Company’s annual meeting of stockholders in 2020 and each Class I director having a term that expires at the Company’s annual meeting of stockholders in 2021, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

The Board consists of two individuals (Messrs. Kovalik and Ebner) serving as Class I directors, two individuals (Messrs. Quarls and Contino) serving as Class II directors and three individuals (Messrs. Rosenberg, Mayer and Hanna) serving as Class III directors.

Independence of Directors

Because Tema and KLR Energy Sponsor, LLC (“KLR Sponsor”) control a majority of the combined voting power of all classes of the Company’s outstanding voting stock, the Company is a “controlled company” under NASDAQ corporate governance listing standards. Under the NASDAQ rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain NASDAQ corporate governance requirements, including the requirements that:

•	a majority of the board of directors consist of independent directors;

•	the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

If in the future Tema and KLR Sponsor cease to control a majority of the combined voting power of all classes of the Company’s outstanding voting stock, the Company will no longer be a “controlled company” within the meaning of the rules of NASDAQ. Under NASDAQ rules, a company that ceases to be a controlled company must comply with the independent board committee requirements as they relate to the nominating and corporate governance and compensation committees on the following phase-in schedule: (1) one independent committee member at the time it ceases to be a controlled company, (2) a majority of independent committee members within 90 days of the date it ceases to be a controlled company and (3) all independent committee members within one year of the date it ceases to be a controlled company. Additionally, NASDAQ rules provide a 12-month phase-in period from the date a company ceases to be a controlled company to comply with the majority independent board requirement. During these phase-in periods, the Company’s stockholders will not have the same protections afforded to stockholders of companies of which the majority of directors are independent. Additionally, if, within the phase-in periods, the Company is not able to recruit additional directors who would qualify as independent, or otherwise comply with NASDAQ rules, the Company may be subject to enforcement actions by NASDAQ. Furthermore, a change in Board and committee membership may result in a change in corporate strategy and operation philosophies, and may result in deviations from the Company’s current growth strategy.

Pursuant to NASDAQ Rule 5605(a), the Board is required to determine whether any director has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. Contino, Mayer, Quarls and Rosenberg are independent within the meaning of NASDAQ Rule 5605(a). In addition, the Board has determined that Messrs. Contino, Mayer and Quarls are independent within the meaning of NASDAQ Rule IM 5605-4 and Rule 10A-3 under the Exchange Act.

Board Leadership Structure and Role in Risk Oversight

The Board has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination regarding this issue each time it elects a new Chief Executive Officer.

Upon Mr. French joining the Company as Chief Executive Officer, the Company’s Chief Executive Officer and Chairman positions are separated. The Board believes that the separation of these roles maximizes management’s efficiency and furthers the Company’s ongoing efforts to maintain strong corporate governance and assure stockholder representation and the independent, objective and effective oversight of management. Separating these positions allows the Company’s Chief Executive Officer to focus on the day-to-day business of the Company, while allowing the Chairman to lead the Board in its fundamental role of providing guidance to and oversight of management. Mr. French has not been appointed to the Board as of the date of this proxy statement, but it is expected that he will be appointed to the Board as a Class I director on a future date.

The Board is actively involved in overseeing the Company’s risk management processes. The Board focuses on the Company’s general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of the Company’s businesses, and the Board and management actively engage in discussion on these topics. In addition, each of the Board’s committees considers risk within its area of responsibility. For example, the audit committee provides oversight to legal and compliance matters and assesses the adequacy of the Company’s risk-related internal controls. The compensation committee considers risk and structures the Company’s executive compensation programs, if any, to provide incentives to reward appropriately executives for growth without undue risk taking.

Executive Sessions of Independent Directors

The independent directors of the Board hold regularly scheduled meetings in executive session. The purpose of these executive sessions is to promote open and candid discussion among the independent directors. The director who presides at these meetings (the “Lead Director”) is chosen by the Board, based on the recommendation of the Nominating and Governance Committee. The Lead Director is responsible for preparing an agenda for the meetings of the independent directors in executive session. The Chairman acts as Lead Director at these meetings.

Committees of the Board of Directors

The standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and governance committee (the “Nominating and Governance Committee”). Each of the committees reports to the Board.

The composition, duties and responsibilities of these committees are set forth below.

Audit Committee

The principal functions of the Company’s Audit Committee are detailed in the Company’s Audit Committee charter, which is available on the Company’s website, and include:

•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by the Company;

•

pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by the Company, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with the Company in order to evaluate their continued independence;

•	setting clear hiring policies for employees or former employees of the independent auditors;

•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•

obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to the Company entering into such transaction; and

•

reviewing with management, the independent auditors, and the Company’s legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Under the NASDAQ listing standards and applicable SEC rules, the Company is required to have at least three members of the Audit Committee, all of whom must be independent. The Audit Committee consists of Messrs. Contino, Mayer and Quarls, with Mr. Contino serving as the Chair. The Board has determined that Messrs. Contino, Mayer and Quarls qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. The Board has also determined that Mr. Contino qualifies as the Company’s “audit committee financial expert,” as such term is defined in Item 401(h) of Regulation S-K.

Compensation Committee

The principal functions of the Company’s Compensation Committee are detailed in the Company’s Compensation Committee charter, which is available on the Company’s website, and include:

•

reviewing and approving on an annual basis the corporate goals and objectives relevant to the Company’s Chief Executive Officer’s compensation, evaluating its Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of its Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation of all of the Company’s other officers;

•	reviewing on an annual basis the Company’s executive compensation policies and plans;

•	implementing and administering the Company’s incentive compensation equity-based remuneration plans;

•	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s officers and employees;

•	if required, producing a report on executive compensation to be included in the Company’s annual proxy statement; and

•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee consists of Messrs. Mayer, Quarls, Rosenberg, Ebner and Kovalik, with Mr. Mayer serving as the Chair. With the exceptions of Mr. Ebner and Mr. Kovalik, all members of the Compensation Committee are independent under NASDAQ Rule 5605(a).

The Compensation Committee is delegated all authority of the Board as may be required or advisable to fulfill its purposes. The Compensation Committee may delegate to any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. Meetings may, at the discretion of the Compensation Committee, include members of management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee will consult with the Company’s Chief Executive Officer when evaluating the performance of, and setting the compensation for, the Company’s executive officers other than the Chief Executive Officer.

The Compensation Committee may, in its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, “Committee Advisors”), including the authority to retain, approve the fees payable to, amend the engagement with and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities.

In 2018, the Compensation Committee engaged Longnecker & Associates (“L&A”) directly as its independent compensation consultant to assist the committee with its responsibilities related to the Company’s executive officer and director compensation programs. A representative of L&A attends Compensation Committee meetings, as requested, and communicates with the chair of the Compensation Committee between meetings. However, L&A provides no services for management or the Compensation Committee that are unrelated to the duties and responsibilities of the Compensation Committee and the Compensation Committee makes all decisions regarding the compensation of the Company’s executive officers and directors. L&A reports directly to the Compensation Committee and all work conducted by L&A for the Company is on behalf of the committee.

The Compensation Committee regularly reviews the services provided by its outside consultant and believes that L&A is independent under applicable SEC rules in providing executive compensation consulting services. In making this determination, the committee noted that during fiscal 2018:

•

L&A did not provide any services to the Company or its management other than services requested by or with the approval of the Compensation Committee, which were limited to executive officer and director compensation consulting;

•	L&A maintains a conflicts policy, which was provided to the Compensation Committee, with specific policies and procedures designed to ensure independence;

•	The Company has been advised by L&A that the fees the Company paid to L&A in 2018 were less than 1% of L&A’s total revenue;

•	None of the L&A consultants working on matters for the Company had any business or personal relationship with any Compensation Committee members;

•	None of the L&A consultants working on matters for the Company had any business or personal relationship with any of the Company’s executive officers; and

•	None of the L&A consultants working on matters for the Company owns equity securities of the Company.

The Compensation Committee continues to monitor the independence of L&A on a periodic basis.

Nominating and Governance Committee

The principal functions of the Company’s Nominating and Governance Committee are detailed in the Company’s Nominating and Governance Committee charter, which is available on the Company’s website, and include:

•	identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

•	overseeing the organization of the Board to discharge the Board’s duties and responsibilities properly and efficiently;

•	identifying best practices and recommending corporate governance principles; and

•	developing and recommending to the Board a set of corporate governance guidelines and principles applicable to us.

The Nominating and Governance Committee also develops and recommends to the Board corporate governance principles and practices and assists in implementing them, including conducting a regular review of the Company’s corporate governance principles and practices. The Nominating and Governance Committee oversees the annual performance evaluation of the Board and the committees of the Board and makes a report to the Board on succession planning.

The Nominating and Governance Committee consists of Messrs. Rosenberg, Quarls, Kovalik and Ebner, with Mr. Rosenberg serving as the Chair. With the exception of Mr. Kovalik, all members of the Nominating and Governance Committee are independent under NASDAQ Rule 5605(a).

Meetings and Attendance

During the year ended December 31, 2018, the Board held 11 meetings, the Audit Committee held 7 meetings, the Compensation Committee held 7 meetings and the Nominating and Governance Committee held 2 meetings.

Each of the Board’s incumbent directors attended or participated in at least 75% of the meetings of the Board and their respective committees held during the period such incumbent director was a director during the year ended December 31, 2018. The Board encourages all of its directors to attend the Annual Meeting. One director attended the Company’s 2018 annual meeting of stockholders.

Director Nominations

Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Company (x) who is a stockholder of record on the date of the giving of the notice for such meeting and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in the Company’s bylaws.

Nominations by the Board

Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, including the requirements set forth by the Shareholders’ and Registration Rights Agreement, dated as of December 20, 2016, by and among the Company, Tema, KLR Sponsor, Anchorage Illiquid Opportunities V, L.P. and AIO V AIV 3 Holdings, L.P. (the “SHRRA”), for so long as the SHRRA is in effect, the Nominating and Governance Committee will identify individuals qualified to become members of the Board, consistent with the criteria approved by the Board, and recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. The Company has no minimum qualifications for director candidates.

Prior to recommending to the Board that an existing director be nominated for election as a director at the annual meeting of stockholders, the Nominating and Governance Committee will consider and review the director’s:

•	past Board and committee meeting attendance and performance;

•	length of Board service;

•	personal and professional integrity, including commitment to the Company’s core values;

•	relevant experience, skills, qualifications and contributions that the existing director brings to the Board; and

•	independence under applicable standards.

In the event that a vacancy on the Board arises, the Nominating and Governance Committee will seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or election at the next annual meeting of stockholders. To identify such a nominee, the Nominating and Governance Committee will solicit recommendations from existing directors and senior management. These recommendations will be considered by the Nominating and Governance Committee along with any recommendations that have been received from stockholders as discussed below. The Nominating and Governance Committee may, in its discretion, retain a search firm to provide additional candidates. Prior to recommending to the Board that a person be elected to fill a vacancy on the Board, the Nominating and Governance Committee will consider and review the candidate’s:

•	relevant skills, qualifications and experience;

•	independence under applicable standards;

•	business judgment;

•	service on boards of directors of other companies;

•	personal and professional integrity, including commitment to the Company’s core values;

•	openness and ability to work as part of a team;

•	willingness to commit the required time to serve as a Board member; and

•	familiarity with the Company and its industry.

Although the Company does not have a policy in regard to the consideration of diversity in identifying director nominees, the Board seeks nominees with distinct professional backgrounds, experience and perspectives so that the Board as a whole has the range of skills and viewpoints necessary to fulfill its responsibilities.

Nominations by Stockholders

The Nominating and Governance Committee will treat recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other source; provided, however, that in order for such stockholder recommendations to be considered, the recommendations must comply with the procedures set forth in the Company’s bylaws.

Additionally, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

Stockholder Communications with the Board of Directors

The Board welcomes communications from the Company’s stockholders and other interested parties. Stockholders and any other interested parties may send communications to the Board, any committee of the Board, the Chairman of the Board, the Lead Director or any other director in particular to:

Rosehill Resources Inc.

16200 Park Row, Suite 300

Houston, TX 77084

Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. The Company’s Compliance Officer will review each communication received from stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company’s Compliance Officer may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Financial Code of Ethics

The Company has adopted a Financial Code of Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer (or other principal financial officer), Controller (or other principal accounting officer) and other senior financial officers. The foregoing is available on the Company’s website at www.rosehillresources.com in the “Corporate Governance” subsection of the “Investors” section. The Company will provide copies, free of charge, of any of the foregoing upon receipt of a written request to Investor Relations at Rosehill Resources Inc., 16200 Park Row, Suite 300, Houston, Texas 77084. The Company intends to disclose amendments to and waivers, if any, from its Financial Code of Ethics, as required, on the Company’s website, www.rosehillresources.com, promptly following the date of any such amendment or waiver.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by federal or state laws or regulations, NASDAQ, the Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws. The Company’s corporate governance guidelines are available on its website at www.rosehillresources.com in the “Corporate Governance” subsection of the “Investors” section. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or stock exchange requirements as they currently exist will be deemed to be modified as and to the extent such legal, regulatory or stock exchange requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company during the most recent fiscal year, and Forms 5 with respect to its most recent fiscal year, the Company believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors, and security holders required to file the same during the fiscal year ended December 31, 2018, with the exception of the Form 4/A filed with respect to Robert Colby Williford on October 2, 2018 to correct an error in the corresponding Form 4 filed on October 1, 2018.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Policy

Prior to the closing of its initial public offering (“IPO”), the Company did not have a formal policy for the review, approval or ratification of related party transactions. Accordingly, certain of the transactions discussed below were not reviewed, approved or ratified in accordance with any such policy.

The Company has adopted a Financial Code of Ethics requiring it to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by the Board (or the appropriate committee of the Board) or as disclosed in its public filings with the SEC. Under the Company’s Financial Code of Ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company. A copy of the Financial Code of Ethics is available on the Company’s website.

In addition, the Audit Committee, pursuant to its charter, is responsible for reviewing and approving related party transactions to the extent that the Company enters into such transactions. An affirmative vote of a majority of the members of the Audit Committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire Audit Committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the Audit Committee will be required to approve a related party transaction. A copy of the Audit Committee charter is available on the Company’s website. The Company also requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Founder Shares

In November 2015, pursuant to that certain Securities Subscription Agreement, dated as of November 20, 2015, KLR Sponsor purchased 4,312,500 shares of common stock (such stock, the “Founder Shares”), for $25,000, or approximately $0.006 per share. The Founder Shares are identical to the common stock included in the units sold in the Company’s IPO except that the Founder Shares are subject to certain transfer restrictions, as described in more detail below. In December 2015 and February and March 2016, KLR Sponsor returned to the Company, at no cost, an aggregate of 1,972,500 Founder Shares, which the Company cancelled. In January 2016, KLR Sponsor transferred 150,000 shares to Tiffany J. Thom, the Company’s former Chief Financial Officer, 50,000 shares to Gregory R. Dow, its former Chief Operating Officer and Secretary, and 10,000 shares to Messrs. Abbas, Buckner and York, former members of the Board. In March 2016, Mr. Dow and Ms. Thom returned to the Company, at no cost, 10,000 and 30,000 Founder Shares, respectively, which the Company cancelled. Also in March 2016, KLR Sponsor forfeited an aggregate of 253,670 Founder Shares at no cost upon receiving the underwriters’ notice of only a partial exercise of their over-allotment option in connection with the IPO. All of the Founder Shares forfeited were cancelled by the Company. The 2,046,330 remaining Founder Shares represented 20.0% of the outstanding shares upon the completion of the IPO.

On April 27, 2017, the Company acquired a portion of the equity of Rosehill Operating Company, LLC (“Rosehill Operating”), an entity into which Tema, a wholly owned subsidiary of Rosemore, contributed certain assets and liabilities (the “Transaction”). On April 28, 2017, all of the outstanding Founder Shares were automatically converted into 3,475,663 shares of Class A common stock in connection with the closing of the Transaction. As used herein, unless the context otherwise requires, “Founder Shares” are deemed to include the shares of Class A common stock issued upon conversion thereof.

Subject to certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned or sold until the earlier of (i) one year after the date of the consummation of Transaction or (ii) the date on which the closing price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing 150 days after the Transaction and pursuant to the transfer restrictions agreed upon by KLR Sponsor at the time of the IPO, the remaining 50% of the Founder Shares will not be transferred, assigned or sold until six months after the date of the consummation of the Transaction, or earlier, in either case, if, subsequent to the Transaction, the Company consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their common stock for cash, securities or other property, which the Company refers to as the “Lock-Up Period.”

Private Placement Warrants

Simultaneously with the closing of the IPO, the Company consummated the private placement of 8,310,000 warrants at a price of $0.75 per warrant, of which 7,776,667 private placement warrants were sold to KLR Sponsor, and 533,333 private placement warrants were sold to EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters in the IPO, and its designees, generating gross proceeds of approximately $6.2 million.

On March 21, 2016, simultaneously with the exercise of the over-allotment, the Company consummated the private placement of an additional 98,838 private placement warrants to KLR Sponsor and EBC and its designees, among which 86,483 private placement warrants were purchased by KLR Sponsor and 12,355 private placement warrants were purchased by EBC and its designees, generating gross proceeds of approximately $74,000. The purchase price of the private placement warrants was added to the proceeds from the IPO to be held in the Trust Account pending completion of the Transaction. Each private placement warrant entitles the holder to purchase one share of the Company’s Class A common stock at $11.50 per share.

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) are non-redeemable so long as they are held by KLR Sponsor or its permitted transferees. KLR Sponsor agreed to additional transfer restrictions relating to its common stock in connection with its entry into the SHRRA. If the private placement warrants are held by someone other than KLR Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants included in the units sold in the IPO. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants sold as part of the units issued in the IPO.

Related Party Transactions

KLR Sponsor and its affiliates loaned the Company $275,000 in the aggregate by the issuance of unsecured promissory notes, which the Company refers to as the “Notes”, to cover expenses related to the IPO. These Notes were non-interest bearing and were paid in full on the completion of the IPO. In October 2016, KLR Sponsor provided a commitment to loan to KLR Energy Acquisition Corporation (“KLRE”) up to an additional $100,000 for working capital purposes. On March 1, 2017, KLRE borrowed the full amount under this commitment, which was repaid at the closing of the Transaction.

Prior to the completion of the Transaction, KLR Group, an affiliate of KLR Sponsor, provided, at no cost to KLRE, office space and general administrative services.

Pursuant to an employment agreement entered into between the Company and Ms. Thom, the Company paid Ms. Thom an annualized salary of $200,000 from the consummation of the IPO through December 31, 2016. In lieu of any salary in 2017, Ms. Thom was eligible to receive a bonus equal to the amount of salary she would have received from January 1, 2017 through the date of the Company’s initial business combination, or approximately $65,000. The Company has historically reimbursed an affiliate of KLR Sponsor for certain expenses incurred in connection with the employment of Mr. Hanna and Ms. Thom, including employment related taxes (to be paid in connection with Ms. Thom’s annual salary and bonus) and health benefits.

KLR Sponsor, its executive officers and directors, or any of their respective affiliates have historically been reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. The Audit Committee reviews on a quarterly basis all payments that are made to KLR Sponsor, its executive officers and directors or the Company’s or their affiliates and determines which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on the Company’s behalf.

From time to time the Company may retain KLR Group to provide certain financial advisory, underwriting, capital raising, and other services for which KLR Group may receive fees in connection with such services. The amount of fees the Company pays to KLR Group will be based upon the prevailing market for similar services rendered by comparable investment banks for such transactions at such time, and will be subject to the review of the Audit Committee pursuant to the Audit Committee’s policies and procedures relating to transactions that may present conflicts of interest.

In connection with the Transaction, the Company issued and sold 75,000 shares of its 8% Series A Cumulative Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”) and 5,000,000 warrants in a private placement to certain qualified institutional buyers and accredited investors for net proceeds of $70.8 million (the “PIPE Investment”). In October 2016, the Company entered into an agreement with a placement agent and KLR Group in connection with the PIPE Investment. As compensation for the services, the Company paid the placement agent and KLR Group a cash fee equal to 5.5% of the aggregate gross proceeds of the PIPE Investment (or $4.125 million). Such fee was split evenly between the placement agent and KLR Group.

On December 8, 2017, the Company acquired 4,565 net acres and other associated assets and interests in the Southern Delaware Basin (the “White Wolf Acquisition”) for approximately $77.6 million in cash, subject to customary purchase price adjustments, pursuant to a Purchase and Sale Agreement from certain sellers named therein. Subject to certain conditions under the Purchase and Sale Agreement, until March 8, 2018, Rosehill Operating was obligated to acquire additional oil and natural gas leases located within a certain designated area in the Delaware Basin (the “Designated Area”) from the sellers for additional consideration of up to $80 million in cash in the aggregate. Such additional oil and natural gas leases (subject to certain selection criteria set forth in the Purchase and Sale Agreement) include all oil and natural gas leases owned by any seller (or its affiliates) within the Designated Area as of October 24, 2017 (the “Execution Date”) but were not included in the initial 4,565 net acres acquired on the closing date and any oil and natural gas lease acquired by any seller (or its affiliates) during the period starting on the Execution Date and ending on March 8, 2018. KLR Group acted as placement agent in connection with the financing of the White Wolf Acquisition. As compensation for the services, the Company paid KLR Group a cash fee equal to $7.5 million.

At the time of the IPO, the Company engaged EBC as an advisor in connection with the Transaction. The Company agreed to pay EBC a cash fee for such services upon the consummation of the initial Transaction in an amount equal to $2.8 million (exclusive of any applicable finders’ fees which might become payable). Of such amount, the Company was allowed to allocate 1% of the gross proceeds of the IPO to other firms that assisted the Company with the Transaction, and in connection with the closing of the Transaction, the Company allocated $0.8 million to KLR Group in consideration of its role in assisting the Company with the Transaction.

Gateway Gathering and Marketing (“Gateway”) is a subsidiary of Rosemore. A portion of Rosehill Operating’s oil production is sold to Gateway. For the years ended December 31, 2018, 2017 and 2016, revenues from production sold to Gateway were approximately $181.2 million, $61.3 million and $24.4 million, respectively. As of December 31, 2018, there was no revenue receivable due from Gateway. As of December 31, 2017, the revenue receivable due from Gateway was approximately $13.6 million.

Rosehill Operating has a Crude Oil Gathering Agreement and a Gas Gathering Agreement with Gateway for a portion of its production. The majority of the costs incurred under the Crude Oil Gathering Agreement were netted against the revenues received from Gateway due to Gateway being the purchaser of the oil production. Costs incurred for the year ended December 31, 2018 under the Crude Oil Gathering Agreement that was not netted against the revenues received from Gateway were $0.6 million, of which $0.3 million was payable to Gateway as of December 31, 2018. Costs incurred under the Gas Gathering Agreement with Gateway for the years ended December 31, 2018, 2017 and 2016, were approximately $3.3 million, $1.1 million and $1.4 million, respectively. As of December 31, 2018, there was no payable due to Gateway related to the Gas Gathering Agreement. As of December 31, 2017, there was $0.2 million payable due to Gateway related to the Gas Gathering Agreement.

In 2018, Rosehill Operating entered into a Crude Oil Marketing Consulting Agreement with Gateway to, among other things, develop marketing strategies aimed at increasing realized prices from the sale of Rosehill Operating’s production. Costs incurred in 2018 under the Crude Oil Marketing Consulting Agreement were $0.1 million, all of which was included in accrued liabilities and other at December 31, 2018.

In October 2018, Rosehill Operating entered into a Water Purchase Agreement with Seawolf Water Resources, LP (“Seawolf”), an affiliate of KLR Sponsor, to purchase water from Seawolf’s water wells for use in well completion operations. For the year ended December 31, 2018, Rosehill Operating incurred costs of $1.2 million, of which approximately $0.6 million was included in accrued capital expenditures at December 31, 2018, related to the purchase of water from Seawolf’s water wells.

Agreements Relating to the Transaction

Shareholders’ and Registration Rights Agreement

Concurrently with the execution of the Business Combination Agreement dated December 31, 2016 (the “Business Combination Agreement”), KLRE entered into the SHRRA with KLR Sponsor and Tema (each an “SHRRA Sponsor” and together, the “SHRRA Sponsors”) and Anchorage Illiquid Opportunities V, L.P. and AIO AIV 3 Holdings, L.P. (collectively, “Anchorage”), the primary investor in the private placement, which governs the rights and obligations of the SHRRA Sponsors and Anchorage with respect to KLRE following the closing of the Transaction. Pursuant to the terms of the SHRRA, and subject to certain exceptions, the SHRRA Sponsors are bound by restrictions on the transfer of (i) 33% of their Common Stock (as defined in the SHRRA) through the first anniversary of the closing of the Transaction and (ii) 67% of their Common Stock through the second anniversary of the closing of the Transaction, provided that sales of Common Stock above certain specified prices are permitted between the first and second anniversaries of the closing of the Transaction.

Pursuant to the SHRRA, the SHRRA Sponsors and Anchorage are entitled to certain registration rights, including the right to initiate two underwritten offerings in any twelve-month period and unlimited piggyback registration rights, subject to customary black-out periods, cutback provisions and other limitations as set forth in the SHRRA. Pursuant to the SHRRA, KLRE filed with the SEC a shelf registration statement relating to the offer and sale of the Registrable Securities (as defined in the SHRRA) owned by the SHRRA Sponsors and Anchorage (and any permitted transferees) and has agreed to keep such shelf registration statement effective on a continuous basis until the date as of which all such Registrable Securities have been sold or another registration statement is filed under the Securities Act. In addition, Anchorage has preemptive rights under the SHRRA to participate in future equity issuances by KLRE, subject to certain exceptions, so as to maintain its then-current percentage ownership of the Company’s capital stock.

Subject to specified ownership thresholds, KLR Sponsor is entitled to designate two directors for appointment to the Board, Tema is entitled to designate four directors and Anchorage is entitled to designate one director. Each SHRRA Sponsor and Anchorage is entitled to appoint a representative or observer on each committee of the Board. KLR Sponsor initially designated Gary C. Hanna (who serves as the Chairman of the Board) and Edward Kovalik, Tema initially designated J.A. (Alan) Townsend, Frank Rosenberg, William Mayer and Francis Contino and designated Paul J. Ebner and Anchorage designated Harry Quarls. Pursuant to the terms of the SHRRA, each SHRRA Sponsor must vote for the designees of the other SHRRA Sponsor and is entitled to replace any of its designees that are removed from the Board.

Also pursuant to the SHRRA, ending on the two year anniversary of closing of the Transaction, the Board may not approve, or cause Rosehill Operating to approve, certain Major Transactions (as such defined in the SHRRA) without the affirmative vote of at least 70% of the directors then serving on the Board. In addition, Anchorage has preemptive rights under the SHRRA to participate in future equity issuances by KLRE, subject to certain exceptions, so as to maintain its then-current percentage ownership of the Company’s capital stock.

Certain rights and obligations of the SHRRA Sponsors and Anchorage under the SHRRA will automatically cease if the SHRRA Sponsors and Anchorage (i) no longer hold any of the Company’s equity securities or (ii) no longer have the right to designate an individual for nomination to the Board.

Subscription Agreements

In connection with its entry into the Business Combination Agreement, KLRE entered into Subscription Agreements, each dated as of December 20, 2016, with KLR Sponsor and each of The K2 Principal Fund, L.P., Anchorage Illiquid Opportunities V, L.P., AIO V AIV 3 Holdings, L.P. and Geode Diversified Fund, a segregated account of Geode Capital Master Fund Ltd., pursuant to which, among other things, KLRE issued and sold in a private placement an aggregate of 75,000 shares of Series A Preferred Stock, which are convertible into shares of Class A common stock at a conversion price of $11.50 per share (subject to certain adjustments) and 5,000,000 warrants for aggregate gross proceeds of $75 million. Additionally, KLR Sponsor contributed 476,540 shares of Class A Common Stock to the purchasers in the private placement. The proceeds from the private placement were used to fund the cash portion of the consideration required to effect the Transaction and any remaining proceeds were used for general corporate purposes, including to finance development and acquisition activities.

Pursuant to the Subscription Agreements, purchasers of Series A Preferred Stock and warrants in the private placement are entitled to certain registration rights, subject to customary black-out periods, cutback provisions and other limitations as set forth therein.

Side Letter

On December 20, 2016, KLR Sponsor and Rosemore entered into a Side Letter, pursuant to which the parties agreed to backstop redemptions by the Company’s public stockholders in excess of 30% of the outstanding shares of Class A Common Stock by purchasing shares of Class A Common Stock or Series A Preferred Stock in an amount up to $20 million. Pursuant to the Side Letter, KLR Sponsor agreed to transfer to Rosemore 750,000 warrants. In addition, under the terms of the Side Letter, certain shares of Class A Common Stock held by KLR Sponsor may be reallocated to Rosemore on the second anniversary of the closing date of the Transaction as a result of (i) certain acquisition activities undertaken by the Company as of certain times of determination and (ii) the volume weighted average trading price of the Company’s Class A common stock as of certain times of determination.

Amended and Restated Limited Liability Company Agreement of Rosehill Operating

At the closing of the Transaction, KLRE and Tema entered into that certain First Amended and Restated Limited Liability Company Agreement of Rosehill Operating (the “Second Amended LLC Agreement”). Following the closing of the Transaction, the Company operates its business through Rosehill Operating and its subsidiaries. The operations of Rosehill Operating, and the rights and obligations of the holders of common units in Rosehill Operating (the “Rosehill Operating Common Units”), are set forth in the Second Amended LLC Agreement.

Appointment as Managing Member. Under the Second Amended LLC Agreement, the Company is a member and the sole managing member of Rosehill Operating. As the sole managing member, the Company controls all of the day-to-day business affairs and decision-making of Rosehill Operating without the approval of any other member, unless otherwise stated in the Second Amended LLC Agreement. As such, the Company, through the Company’s officers and directors, are responsible for all operational and administrative decisions of Rosehill Operating and the day-to-day management of Rosehill Operating’s business.

Compensation. The Company is not entitled to compensation for its services as managing member. The Company is entitled to reimbursement by Rosehill Operating for any costs, fees or expenses incurred on behalf of Rosehill Operating (including costs of securities offerings not borne directly by members, board of directors compensation and meeting costs, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs); provided that the Company will not be reimbursed for any of the Company’s income tax obligations.

Allocations and Distributions. Rosehill Operating will allocate its net income or net loss for each year to the members of Rosehill Operating pursuant to the terms of the Second Amended LLC Agreement, and the members of Rosehill Operating, including the Company, will generally incur U.S. federal, state and local income taxes on their share of any taxable income of members of Rosehill Operating. Net income and losses of members of Rosehill Operating generally will be allocated first to the Company with respect to the Company’s Series A and Series B preferred units in Rosehill Operating and then to the holders of Rosehill Operating Common Units on a pro rata basis in accordance with their respective percentage ownership of Rosehill Operating Common Units, subject to requirements under U.S. federal income tax law that certain items of income, gain, loss or deduction be allocated disproportionately in certain circumstances. The Second Amended LLC Agreement requires Rosehill Operating to make a corresponding cash distribution to the Company at any time a dividend is to be paid by the Company to the holders of the Company’s Series A Preferred Stock and 10.000% Series B Redeemable Preferred Stock (“Series B Preferred Stock”). The Second Amended LLC Agreement allows for distributions to be made by Rosehill Operating to its members on a pro rata basis in accordance with the number of Rosehill Operating Common Units owned by each member out of funds legally available therefor. The Company expects Rosehill Operating may make distributions out of distributable cash periodically to the extent permitted by the debt agreements of Rosehill Operating and necessary to enable the Company to cover the Company’s operating expenses and other obligations, as well as to make dividend payments, if any, to the holders of the Company’s Class A common stock. In addition, the Second Amended LLC Agreement generally requires Rosehill Operating to make (i) pro rata distributions (in accordance with the number of Rosehill Operating Common Units owned by each member) to its members, including the Company, in an amount at least sufficient to allow the Company to pay its taxes and satisfy its obligations under the Tax Receivable Agreement (as defined below) and (ii) tax advances, which will be repaid upon a redemption, in an amount sufficient to allow each of the members of Rosehill Operating to pay its respective taxes on such holder’s allocable share of Rosehill Operating’s taxable income after taking into account certain other distributions or payments received by the unitholder from Rosehill Operating or the Company.

Rosehill Operating Common Unit Redemption Right. The Second Amended LLC Agreement provides Tema with a redemption right, which entitles Tema to cause Rosehill Operating to redeem, from time to time, all or a portion of its Rosehill Operating Common Units (and a corresponding number of shares of Class B common stock) for, at Rosehill Operating’s option, newly-issued shares of the Company’s Class A common stock on a one-for-one basis or a cash payment equal to the average of the volume-weighted closing price of one share of Class A common stock for the twenty trading days prior to the date Tema delivers a notice of redemption for each Rosehill Operating Common Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and reclassifications). In the event of a “Reclassification Event” (as defined in the Second Amended LLC Agreement), the managing member is to ensure that each Rosehill Operating Common Unit (and a corresponding share of Class B common stock) is redeemable for the same amount and type of property, securities or cash that a share of Class A common stock becomes exchangeable for or converted into as a result of such “Reclassification Event.” Upon the exercise of the redemption right, Tema will surrender its Rosehill Operating Common Units (and a corresponding number of shares of Class B common stock) to Rosehill Operating and (i) Rosehill Operating shall cancel such Rosehill Operating Common Units and issue to the Company a number of Rosehill Operating Common Units equal to the number of surrendered Rosehill Operating Common Units and (ii) the Company shall cancel the surrendered shares of Class B common stock. The Second Amended LLC Agreement requires that the Company contribute cash or shares of its Class A common stock to Rosehill Operating in exchange for the issuance to the Company described in clause (i). Rosehill Operating will then distribute such cash or shares of the Company’s Class A common stock to Tema to complete the redemption. Upon the exercise of the redemption right, the Company may, at its option, effect a direct exchange of cash or the Company’s Class A common stock for such Rosehill Operating Common Units in lieu of such a redemption.

Maintenance of One-to-One Ratios. The Second Amended LLC Agreement includes provisions intended to ensure that the Company at all times maintains a one-to-one ratio between (a) (i) the number of outstanding shares of Class A common stock and (ii) the number of Rosehill Operating Common Units owned by the Company (subject to certain exceptions for certain rights to purchase equity securities of the Company under a “poison pill” or similar shareholder rights plan, if any, certain convertible or exchangeable securities issued under the Company’s equity compensation plans and certain equity securities issued pursuant to the Company’s equity compensation plans (other than a stock option plan) that are restricted or have not vested thereunder) and (b) (i) the number of other outstanding equity securities of the Company (including the Series A Preferred Stock and the warrants) and (ii) the number of corresponding outstanding equity securities of Rosehill Operating. These provisions are intended to result in Tema having a voting interest in the Company that is identical to Tema’s economic interest in Rosehill Operating.

Transfer Restrictions. The Second Amended LLC Agreement generally does not permit transfers of Rosehill Operating Common Units by members, subject to limited exceptions. Any transferee of Rosehill Operating Common Units must, among other things, assume by written agreement all of the obligations of a transferring member with respect to the transferred units.

Dissolution. The Second Amended LLC Agreement provides that Rosehill Operating shall dissolve upon the earlier of the sale of all or substantially all of the assets of Rosehill Operating or upon the determination of the managing member. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay the expenses of winding up Rosehill Operating; (ii) second, to pay debts and liabilities owed to creditors of Rosehill Operating; (iii) third, to set up cash reserves which the managing member reasonably deems necessary for contingent or unforeseen liabilities or certain future payments and (iv) fourth, (A) to the holders of Series A preferred units pursuant to the terms of such securities and (B) then to the members pro-rata in accordance with their respective relative ownership of Rosehill Operating Common Units.

Indemnification and Fiduciary Duties. The Second Amended LLC Agreement provides for indemnification of the managing member, members and officers of Rosehill Operating and their respective subsidiaries or affiliates and provides that, except as otherwise provided therein, we, as the managing member of Rosehill Operating, have the same fiduciary duties to Rosehill Operating and its members as are owed to a corporation organized under Delaware law and its stockholders by its directors.

Tax Receivable Agreement

Certain transactions with Tema in connection with the Transaction resulted in adjustments to the tax basis of the tangible and intangible assets of Rosehill Operating, which should result in increased deductions allocated to us. In addition, Tema may redeem its Rosehill Operating Common Units for shares of Class A Common Stock or cash, as applicable, pursuant to the redemption right described above. Rosehill Operating intends to make for itself (and for each of its material direct or indirect subsidiaries that is treated as a partnership for U.S. federal income tax purposes and that it controls) an election under Section 754 of the Code that will be effective for the taxable year of the Transaction and each taxable year in which a redemption of Rosehill Operating Common Units occurs. Pursuant to the Section 754 election, the Company’s acquisitions (or deemed acquisition for U.S. federal income tax purposes) of Rosehill Operating Common Units as a result of redemptions of Rosehill Operating Common Units are expected to result in adjustments to the tax basis of the tangible and intangible assets of Rosehill Operating. These adjustments will be allocated to the Company. Such adjustments to the tax basis of the tangible and intangible assets of Rosehill Operating would not have been available to the Company absent its acquisition or deemed acquisition of Rosehill Operating Common Units as a result of redemptions of Rosehill Operating Common Units. The tax basis adjustments described above are expected to increase (for tax purposes) the Company’s depreciation and amortization deductions and may also decrease its gains (or increase its losses) on future dispositions of certain assets to the extent tax basis is allocated to those assets. Such increased deductions and losses and reduced gains may reduce the amount of tax that the Company would otherwise be required to pay in the future.

On April 27, 2017, in connection with the closing of the Transaction, the Company entered into a Tax Receivable Agreement with Tema. The Tax Receivable Agreement generally provides for the payment by the Company to Tema of 90% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that the Company actually realizes (or are deemed to realize in certain circumstances) in periods after the closing of the Transaction as a result of: (i) any tax basis increases in the assets of Rosehill Operating resulting from the distribution to Tema of the cash consideration in connection with the Transaction, the shares of Class B Common Stock and the warrants and the assumption by Rosehill Operating of $55 million in Tema indebtedness (the “Tema Liabilities”) in connection with the Transaction, (ii) any tax basis increases in the assets of Rosehill Operating resulting from a redemption of Rosehill Operating Common Units, and (iii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, payments it makes under the Tax Receivable Agreement. Under the Tax Receivable Agreement, the Company retains the benefit of the remaining 10% of these cash savings. Certain of Tema’s rights under the Tax Receivable Agreement are transferable in connection with a permitted transfer of Rosehill Operating Common Units or following a redemption of Tema’s Rosehill Operating Common Units.

Gathering Agreements

At the closing of the Transaction, Rosehill Operating entered into certain crude oil gathering and gas gathering agreements with Gateway, a wholly owned subsidiary of Rosemore, pursuant to which Gateway will receive, gather, store, treat, and redeliver crude oil and gas production from receipt points within certain production areas located in Loving County, Texas that are exclusively dedicated by Rosehill Operating to Gateway, at certain delivery points for downstream transportation. Each gathering agreement has a term of 10 years that automatically renews on a year-to-year basis until terminated by either party pursuant to the agreements. Rosehill Operating will pay Gateway a fee for such services set forth in the gathering agreements. Gateway provided the same services to Tema in the same dedicated area before the Transaction.

Indemnification Agreements

Effective as of the closing date of the Transaction, the Company entered into indemnification agreements with certain of its directors and executive officers. Each indemnification agreement provides that, subject to limited exceptions, and among other things, the Company will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as director or officer.

EXECUTIVE AND DIRECTOR COMPENSATION

The tables and narrative disclosure below provide compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act.

In this section, the Company provides disclosure relating to the compensation of the Company’s named executive officers for 2018. The tables and narrative disclosure below provide compensation information for the following individuals:

•	Gary C. Hanna, the Chairman of the Board and former Interim President and Chief Executive Officer;

•	J.A. (Alan) Townsend, the Company’s former President and Chief Executive Officer;

•	Craig Owen, the Company’s Senior Vice President and Chief Financial Officer;

•	Brian K. Ayers, the Company’s Senior Vice President of A&D and Geology; and

•	Bryan Freeman, Senior Vice President of Drilling, Completions and Production.

This proxy statement refers to Messrs. Hanna, Townsend, Owen, Ayers and Freeman herein collectively as “Named Executive Officers.” Mr. Townsend resigned as the Company’s Chief Executive Officer effective September 4, 2018 and was replaced with Mr. Hanna who served as Interim Chief Executive Officer until April 15, 2019. Effective as of April 15, 2019, the Company has appointed David French as its Chief Executive Officer, replacing Mr. Hanna. As Mr. French was not employed with the Company in 2018, he is not included in the compensation information presented below.

Summary Compensation Table

The following table summarizes the compensation paid to the Named Executive Officers for the fiscal years ended December 31, 2018 and 2017.

Name and Principal Position	Year	Salary ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
J.A. (Alan) Townsend	2018	361,042	348,507	2,883,648	525,755	4,118,952
(Former President and Chief Executive Officer)	2017	436,567	327,425	1,864,158	80,087	2,708,237
Gary C. Hanna(5)	2018	536,250	500,000	849,261	88,313	1,973,824
(Chairman of the Board and Former Interim Chief Executive Officer)	2017	—	—	—	224,828	224,828
Craig Owen	2018	491,250	540,375	1,797,465	6,456	2,835,546
(Senior Vice President and Chief Financial Officer)	2017	249,230	186,923	1,789,594	8,000	2,233,747
Brian K. Ayers	2018	332,500	256,025	608,228	11,000	1,207,753
(Senior Vice President of A&D and Geology)	2017	305,917	160,606	706,825	38,387	1,211,735
Bryan Freeman	2018	301,250	231,963	562,846	10,994	1,107,053
(Senior Vice President Drilling, Completions and Production)

(1)	Amounts included in this column for 2018 include base salary amounts paid for services in 2018.
(2)

Amounts included in this column for 2018 reflect cash bonus amounts earned in connection with the achievement of certain performance goals established under the Company’s short-term incentive program, which is intended to incentivize the Named Executive Officers to achieve financial and operational goals. For Mr. Townsend, this represents the pro rata portion of his target bonus that he received pursuant to his Transition, Resignation and Consulting Agreement and General Release of Claims with the Company.

(3)

The amounts reflected in the “Stock Awards” column for 2018 for the Named Executive Officers (other than Mr. Townsend and Mr. Hanna) represent the grant date fair value of restricted stock unit and performance share unit awards granted in March 2018 pursuant to the LTIP (as defined below), as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For Mr. Townsend, pursuant to SEC requirements, the amount reflected above includes $701,889, which represents the incremental non-cash compensation expense recognized by the Company for financial statement reporting purposes as a result of a modification to Mr.

Townsend’s outstanding stock awards under ASC Topic 718 in connection with his resignation. For additional information, see the discussion of Mr. Townsend’s outstanding stock awards under “Narrative Disclosure to the Summary Compensation Table—Transition, Resignation and Consulting Agreement with Mr. Townsend.” For Mr. Hanna, the amount shown reflects the grant date fair value of restricted stock awards granted to Mr. Hanna in connection with both his service as the Chairman of the Board (prior to his commencement of service as the Company’s Interim Chief Executive Officer) and awards granted in September and November 2018 in connection with his service as the Company’s Interim Chief Executive Officer. For additional information on the calculation of these amounts, refer to note 14 of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.
(4)

For each Named Executive Officer (other than Mr. Townsend and Mr. Hanna), the amounts in this column for 2018 represent the amount of matching contributions made by the Company to the Rosehill Employee Savings Plan & Trust. For Mr. Townsend, the amount shown includes both matching contributions and severance amounts paid in connection with his termination of employment. For Mr. Hanna, the amount shown reflects cash fees paid for Mr. Hanna’s service as Chairman of the Board in 2018 prior to his assuming the role of Interim Chief Executive Officer.

(5)

Mr. Hanna served as Chairman of the Board for all of 2018 and as the Company’s Interim Chief Executive Officer from September 4, 2018 to April 15, 2019. Accordingly, the amounts included for Mr. Hanna in the table above include both the aggregate compensation Mr. Hanna received for his service as the Chairman of the Board in 2018, as more fully discussed in “Director Compensation” below, and the aggregate compensation Mr. Hanna received for his service as Interim Chief Executive Officer for the latter part of the year.

Narrative Disclosure to Summary Compensation Table

Base Salaries and Annual Bonus Awards

Each of the Named Executive Officers receive annualized base salaries, which provide a minimum, fixed level of cash compensation for services rendered during the year. The Named Executive Officers’ current respective annualized base salaries are $500,000 for Mr. Owen, $355,100 for Mr. Ayers and $330,150 for Mr. Freeman. Mr. Townsend’s annualized base salary prior to his resignation in 2018 was $515,000. For his service as the Company’s Interim Chief Executive Officer following Mr. Townsend’s resignation, Mr. Hanna received a base salary at a rate of $137,500 per month.

In addition, for the 2018 fiscal year, the Named Executive Officers were eligible to earn annual cash incentive bonuses at a target level of 100% for Messrs. Townsend and Owen, 70% for Mr. Ayers and 70% for Mr. Freeman, in each case, of the applicable Named Executive Officer’s salary earned during the year ended December 31, 2018. In March 2019, the Compensation Committee determined that corporate performance metrics application to the 2018 short-term incentive program were met at a level greater than target amounts and determined to pay cash incentive awards (including an amount for Mr. Hanna under this program) in the amounts reflected in the Non-Equity Incentive Plan Awards column of the Summary Compensation Table above.

Employment Agreements

In connection with the closing of the Transaction, Rosehill Operating entered into employment agreements with each of Messrs. Townsend, Ayers and Freeman setting forth the terms and conditions of their employment. Rosehill Operating also entered into an employment agreement, effective June 26, 2017, with Mr. Owen in connection with his appointment as the Company’s Chief Financial Officer. The employment agreements, which were in effect as of December 31, 2018 for Messrs. Owen, Ayers and Freeman, provide for a two-year initial term beginning on the applicable effective date of each employment agreement, which initial term is automatically extended for successive, additional one-year periods, unless either the applicable executive or the Company provide 30 days’ prior written notice that no such automatic extension will occur. The employment agreements provide for an annualized base salary and a discretionary annual bonus based on performance targets determined annually by the Compensation Committee. The employment agreements also provide that the applicable executives will be eligible to receive annual awards under the LTIP on the terms and conditions determined by the Compensation Committee from time to time. While employed under the employment agreements, the executives are eligible for certain additional benefits, including reimbursement of reasonable business expenses, paid vacation, and participation in the Company’s benefit plans, programs or arrangements.

The employment agreements also contain certain restrictive covenants, including provisions that create restrictions, with certain limitations, on the applicable executive competing with the Company and its affiliates, soliciting any customers, or soliciting or hiring Company employees or inducing them to terminate their employment. These restrictions are generally intended to apply during the term of the executives’ employment with the Company and for the one-year period following termination of employment. In addition, the employment agreements provide for potential severance benefits in connection with certain terminations of employment, as described in “Potential Payments upon Termination or Change in Control” below.

Transition, Resignation and Consulting Agreement with Mr. Townsend

In connection with his resignation, the Company entered into a Transition, Resignation and Consulting Agreement and General Release of Claims with Mr. Townsend, pursuant to which Mr. Townsend received (i) a separation payment of $515,000, (ii) a cash amount representing a pro-rated annual cash incentive award for 2018 equal to $348,507, and accelerated vesting of 109,542 restricted stock units and 46,649 performance share units (representing approximately one-third of the performance share units granted to him in March 2018). In connection with receiving these benefits, Mr. Townsend signed a general release of claims in favor of the Company and re-affirmed his covenants against competing with the Company and its affiliates, soliciting any customers, or soliciting or hiring Company employees or inducing them to terminate their employment, which restrictions generally apply for the one-year period following his termination of employment.

Rosehill Resources Inc. Long-Term Incentive Plan

On April 27, 2017, the stockholders of the Company approved the Rosehill Resources Inc. Long-Term Incentive Plan (the “LTIP”), which permits the grant of a number of different types of equity, equity-based, and cash awards to employees, directors and consultants. The purpose of the LTIP is to provide a means to attract and retain qualified service providers by affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company. The LTIP also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for the welfare of the Company and their desire to remain in its employ.

In March 2018, the Company granted restricted stock units and performance share units under the LTIP to the Named Executive Officers (other than Mr. Hanna). The restricted stock units are scheduled to vest in three equal installments on the first three anniversaries of the date of grant, subject to each executive officer’s continued employment through each such vesting date. The performance share units will generally vest and become earned based on the Company’s relative total shareholder return performance as compared to a peer group of companies over the three-year performance period ending December 31, 2020, subject to each executive officer’s continued employment through the end of the performance period. Performance share units can be earned at a level ranging from 0% to 200%, depending on the Company’s level of total shareholder return as compared to the peer group. The number of restricted stock units and performance share units granted to each of the named executive officers in 2018 is as follows:

Name	Number of Restricted Stock Units	Target Number of Performance Share Units
J.A. (Alan) Townsend	139,946	139,946
Gary C. Hanna	—	—
Craig Owen	115,296	115,296
Brian K. Ayers	39,014	39,014
Bryan Freeman	36,103	36,103

In addition, as part of the Company’s regular non-employee director compensation program, Mr. Hanna received an award of 19,060 shares of restricted stock, as described in more detail under “Director Compensation” below. In connection with his service as the Company’s Interim Chief Executive Officer, Mr. Hanna received additional awards of 132,293 shares of restricted stock in the aggregate in September and November 2018.

The award agreements for the Company’s outstanding equity awards provide for accelerated vesting of unvested awards upon certain terminations of employment, as described in “Potential Payments upon Termination or Change in Control” below.

Other Compensation Elements

The Company has not maintained, and does not currently maintain, a defined benefit pension plan. It currently maintains a retirement plan pursuant to which employees, including the Named Executive Officers other than Mr. Hanna, are permitted to contribute portions of their base compensation to a tax-qualified retirement account. For 2018, the Company provides matching contributions equal to 100% of elective deferrals up to 3% of eligible compensation and 50% of elective deferrals from 3% to a maximum of 5% of eligible compensation, subject to the applicable contributions limits. Matching contributions are immediately fully vested.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table provides information concerning equity awards that have not vested for the Named Executive Officers as of December 31, 2018.

Name	Grant Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (3)
J.A. (Alan) Townsend	—	—		—	—	—
Gary C. Hanna
	9/19/18	42,293	(1)	94,313
	11/29/18	90,000	(1)	200,700
	5/11/18	19,060	(1)	42,504
Craig Owen
	3/26/18				115,296	257,110
	3/26/18	115,296	(2)	257,110
	11/9/17	120,756	(2)	269,286
Brian K. Ayers
	3/26/18				39,014	87,001
	3/26/18	39,014	(2)	87,001
	11/9/17	47,694	(2)	106,358
Bryan Freeman
	3/26/18				36,103	80,510
	3/26/18	36,103	(2)	80,510
	11/9/17	34,592	(2)	77,140

(1)	Represents restricted stock awards that are scheduled to vest on the one-year anniversary of the date of grant.
(2)

Represents restricted stock units that vest based on continued service generally in three annual installments following the date of grant, except that the restricted stock units granted in November 2017 vest based on a deemed vesting commencement date of April 27, 2017.

(3)	The amounts reflected represent the market value computed based on the closing price of the Company’s common stock on December 31, 2018, which was $2.23 per share.
(4)

The equity-based awards included in this column consist of performance share units subject to performance-based vesting conditions and are shown at the target level. The awards will vest and become earned based on the Company’s relative total shareholder return performance as compared to a peer group of companies over the three-year performance period ending December 31, 2020.

Potential Payments upon Termination or Change in Control

Employment Agreements

As discussed above, Messrs. Owen, Ayers and Freeman have previously entered into an employment agreement with Rosehill Operating, which agreements were in effect on December 31, 2018. The employment agreements provide for potential severance benefits in connection with certain terminations of employment. Generally, the employment agreements provide that, upon a resignation by the applicable executive for “good reason” or upon a termination by the Company without “cause” (including upon the expiration of the then-existing initial term or renewal term, as applicable, due to non-renewal by us), then, subject to the applicable executive’s execution and non-revocation of a release within the time provided to do so, the applicable executive will be eligible to receive a severance payment in an amount equal to 12 months’ worth of the applicable executive’s base salary for the year in which such termination occurs, payable in a lump sum following such termination.

Restricted Stock Units and Performance Share Units

The restricted stock units and performance share units held by the Named Executive Officers (other than Mr. Hanna) will become immediately fully vested (determined based on the target level for performance share units) in the event (i) the applicable executive is terminated by the Company without “cause” or for “good reason” (as such terms are defined in the applicable award agreements) within the 24-month period following a “change in control” (as such term is defined in the LTIP), (ii) the executive terminates due to death or disability, or (iii) the award is not assumed, exchanged, substituted or otherwise continued in connection with a “change in control.”

Restricted Stock Awards

Restricted stock awards granted to Mr. Hanna in connection with his service on the Board and as the Company’s Interim Chief Executive Officer generally vest on the one year anniversary of the date of grant of the award, subject to acceleration of vesting if Mr. Hanna ceases to be a member of the Board other than as a result of his resignation, removal from the board for cause or failure to be duly nominated for re-election.

Applicable Definitions

For purposes of the employment agreements and the restricted stock unit and performance share unit award agreements, “cause” generally means the applicable executive’s: (i) material breach of the employment agreement or award agreement, as applicable, any other written agreement between the applicable executive and the Company, or any policy or code of conduct established by the Company; (ii) commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement; (iii) commission of, conviction or indictment for, or plea of nolo contendere to, any felony or crime involving moral turpitude; or (iv) willful failure or refusal (other than due to disability) to perform his obligations pursuant to the employment agreement or award agreement, as applicable, or to follow any lawful directive from the Company, provided, however, that the applicable executive will have 30 days to cure such willful failure or refusal following written notice from the Company.

For purposes of the employment agreements and the restricted stock unit and performance share unit award agreements, “good reason” generally means: (i) a material diminution in the applicable executive’s base salary (other than across-the-board reduction affecting similarly situated employees in substantially the same proportion as the applicable executive) or authority, duties and responsibilities with the Company, provided, however, that the removal of the applicable executive as an officer or board member of the Company or any of its affiliates will not constitute good reason; (ii) a material breach by the Company of any of its covenants or obligations under the employment agreement or award agreement, as applicable; or (iii) the relocation of the applicable executive’s principal place of employment by more than 75 miles from the location of his principal place of employment as of the effective date of the employment agreement or award agreement, as applicable. In order for an assertion of a termination for good reason to be effective, the applicable executive must provide written notice to the Board of the existence of one of the foregoing conditions within 30 days of the initial existence of such condition, and such condition must remain uncorrected for 30 days following the Board’s receipt of such written notice.

For purposes of the restricted stock unit and performance share unit award agreements, “change in control” (as defined in the LTIP) generally means: (i) a change in the ownership of the Company whereby any person or group acquires ownership of more than 50% of the total fair market value or total voting power of the stock of the Company; (ii) a change in the effective control of the Company whereby either (A) any person or group acquires ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (B) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by at least a majority of the members of the Board; (iii) a change in the ownership of a substantial portion of the Company’s assets whereby any person or group acquires assets of the Company that have a total gross fair market value equal to 40% of the total gross fair market value of all the assets of the Company.

Director Compensation

The Company’s non-employee directors are entitled to receive compensation for services they provide to the Company consisting of retainers, fees and equity-based compensation as described below. Directors that also provide services to the Company or its affiliates as employees do not receive compensation for their service on the Board.

Each non-employee director is generally eligible to receive the following for each complete calendar year:

•	an annual base retainer fee of $75,000;

•	an additional $62,500 retainer fee for the Chairman of the Board;

•	an additional $20,000 retainer fee for the Chair of the Audit Committee;

•	an additional $15,000 retainer fee for the Chair of the Compensation Committee; and

•	an additional $10,000 retainer for the Chair of the Corporate Governance and Nominating Committee.

All retainers are paid in cash on a quarterly basis in arrears. In addition, each director is reimbursed for: (1) travel and miscellaneous expenses to attend meetings and activities of the Board or its committees and (2) travel and miscellaneous expenses related to his or her participation in general education and orientation programs for directors.

In addition to cash compensation, the Company’s non-employee directors are eligible to receive annual equity-based compensation under the LTIP. In 2018, each non-employee director received a restricted stock award with an aggregate grant date value targeted at approximately $150,000, based on an assumed stock price of $7.87. Generally, the forfeiture restrictions applicable to the restricted stock awards granted in 2018 will lapse on the one-year anniversary of the date of grant of such awards, subject to the applicable non-employee director’s continuous service on the Board through such vesting date. Restricted stock awards granted to the Company’s non-employee directors are subject to the terms and conditions of the LTIP and the award agreements pursuant to which such awards are granted.

2018 Non-Employee Director Compensation

The following table provides information concerning the compensation of the Company’s non-employee directors for the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Gary C. Hanna(3)	$—	$—	$—
Edward Kovalik	$75,000	$138,185	$213,185
Frank Rosenberg	$85,000	$138,185	$223,185
William E. Mayer	$90,000	$138,185	$228,185
Harry Quarls	$75,000	$138,185	$213,185
Francis Contino	$95,000	$138,185	$233,185

(1)	Includes annual cash retainer and supplemental retainers for each non-employee director during fiscal 2018, as described above.
(2)

Amounts in this column reflect the aggregate grant date fair value of restricted stock awards granted under the LTIP in fiscal year 2018, computed in accordance with FASB ASC Topic 718, based on the closing stock price on the day of grant of $7.25. The forfeiture restrictions applicable to the restricted stock awards granted in 2018 will lapse in May, 2019, subject to each non-employee director’s continuous service on the Board through such date.

(3)

As discussed above, Mr. Hanna served as the Company’s Interim Chief Executive Officer for a portion of 2018. In accordance with SEC rules, the amounts reported in this table for Mr. Hanna are also included in the “All Other Compensation” column of the 2018 Summary Compensation Table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding ownership of shares of its common stock as of the record date by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock;

•	each of the Company’s named executive officers and directors (including the nominees); and

•	all of the Company’s executive officers and directors, as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The percentages in the table below are based on 14,287,321 shares of Class A common stock and 29,807,692 shares of Class B common stock issued and outstanding as of April 12, 2019. In calculating the percentages for a particular holder, the Company treated as outstanding the number of shares of Class A common stock issuable upon exercise of that particular holder’s warrants or conversion of that particular holder’s 8.000% Series A Cumulative Perpetual Convertible Preferred Stock (“Series A Preferred Stock”) and did not assume exercise of any other holder’s warrants or conversion of any other holder’s Series A Preferred Stock.

Unless otherwise indicated, the Company believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.

	Class A Common Stock		Class B Common Stock
Name and Address of Beneficial Owners(1)	Number of Shares	%	Number of Shares	%
More than 5% Stockholders
KLR Entities (2)	39,850,574	75.5%	—	—
Rosemore, Inc. (3)	39,850,574	75.5%	29,807,692	100%
K2 Principal Fund, L.P. (4)	2,018,610	12.5%	—	—
Anchorage (5)	8,929,027	39.2%	—	—
Buerger Entities (6)	5,169,237	28.4%	—	—
Directors and Named Executive Officers
Gary C. Hanna (7)	1,413,067	3.1%	—	—
Edward Kovalik (8)	39,850,574	75.5%	—	—
Paul Ebner (9)	4,500	*	—	—
Craig Owen (10)	169,325	*	—	—
Harry Quarls	120,300	*	—	—
Brian Ayers	60,699	*	—	—
Francis Contino	46,671	*	—	—
Frank Rosenberg	36,671	*	—	—
William E. Mayer	36,671	*	—	—
Bryan Freeman	46,624	*	—	—
J.A. (Alan) Townsend (11)	219,084	*	—	—
All directors and executive officers as a group (12 individuals)	42,004,186	80.3%	—	—

*	Less than one percent.
(1)	Unless otherwise noted, the business address of each of the entities or individuals set forth in the table is c/o Rosehill Resources Inc., 16200 Park Row, Suite 300, Houston, Texas 77084.

(2)

KLR Group Investments, LLC (“KLR Investments”) is the managing member of KLR Energy Sponsor, LLC (“KLR Sponsor”). Mr. Kovalik is the managing member of KLR Group, which owns 100% of KLR Group Investments, LLC, which is the managing member of KLR Sponsor. Includes: (i) 414,601 shares of Class A common stock held by KLR Investments, (ii) 2,118,547 warrants to purchase Class A common stock held by KLR Investments, (iii) 90,783 shares of Class A common stock issuable upon conversion of Series A Preferred Stock held by KLR Investments, (iv) 926,020 shares of Class A common stock held by KLR Sponsor and (v) 609 shares of Class A Common Stock issuable upon conversion of shares of Series A Preferred Stock owned by KLR Sponsor. KLR Sponsor has entered into the SHRRA with Tema and other holders. Pursuant to the SHRRA, KLR Sponsor and Tema have agreed to, among other things, vote their shares of common stock to elect members of the Board as set forth therein. Because of the relationship between KLR Sponsor and Tema as a result of the SHRRA, KLR Sponsor may be deemed, pursuant to Rule 13d-3 under the Exchange Act to beneficially own the shares of common stock held by Tema. KLR Sponsor disclaims beneficial ownership of the shares of common stock held by Tema.

(3)

Rosemore’s address is 1 North Charles Street, 22nd Floor, Baltimore, MD 21201. Includes: (i) 29,807,692 shares of Class B common stock exchangeable (together with a corresponding number of Rosehill Operating Common Units) for Class A common stock on a one-to-one basis held by Tema, (ii) 5,304 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock held by Rosemore Holdings, Inc., (iii) 4,750,000 shares of Class A Common Stock issuable upon exercise of warrants owned by Tema, (iv) 1,700,347 shares of Class A Common Stock issuable upon conversion of Series A Preferred Stock held by Tema, (v) 2,118,547 shares of Class A Common Stock issuable upon exercise of warrants owned by KLR Group Investments, LLC, (vi) 90,783 shares of Class A Common Stock issuable upon conversion of shares of Series A Preferred Stock owned by KLR Investments and (vii) 609 shares of Class A Common Stock issuable upon conversion of shares of Series A Preferred Stock owned by KLR Energy Sponsor. Shares held by Tema and Rosemore Holdings, Inc. may be deemed beneficially owned by Rosemore, their sole parent. Tema’s address is 1 North Charles Street, 22nd Floor, Baltimore, MD 21201, and Rosemore Holdings, Inc.’s address is 7 St. Paul Street, Suite 820, Baltimore, MD 21202. Tema has entered into the SHRRA with KLR Sponsor and other holders. Pursuant to the SHRRA, KLR Sponsor and Tema have agreed to, among other things, vote their shares of common stock to elect members of the Board as set forth therein. Because of the relationship between KLR Sponsor and Tema as a result of the SHRRA, Tema may be deemed, pursuant to Rule 13d-3 under the Exchange Act, to beneficially own the shares of common stock held by KLR Sponsor. Tema disclaims beneficial ownership of the shares of common stock held by KLR Sponsor.

(4)

Includes 864,548 shares of Class A Common Stock issuable upon the exercise of outstanding warrants and 958,348 shares of Class A Common Stock issuable upon conversion of shares of Series A Preferred Stock. K2 Principal Fund, L.P.’s address is 2 Bloor St West, Suite 801, Toronto, Ontario, M4W 3E2. The reported securities are owned directly by the K2 Principal Fund, L.P. (the “Fund”), and indirectly by: K2 GenPar L.P., the general partner of the Fund (the “GP”), K2 GenPar 2009 Inc., the general partner of the GP (“GenPar 2009”), Shawn Kimel Investments Inc., which owns 100% of the equity interests in GenPar 2009 (“SKI”), and Shawn Kimel, the sole owner of SKI. SKI owns 66.5% of the equity interests of K2 & Associates Investment Management Inc. (“K2 & Associates”). K2 & Associates is the investment manager of the Fund. Shawn Kimel, through his ownership of SKI and his being president of each of SKI, the GP, GenPar2009 and K2 & Associates, controls the voting and dispositive power for all of its shares of the Company’s common stock.

(5)

Includes a total of 3,245,678 shares of Class A common stock issuable upon exercise of outstanding warrants, including 1,570,759 shares issuable to Anchorage Illiquid Opportunities V, L.P. and 1,674,919 shares issuable to AIO V AIV 3 Holdings, L.P., and a total of 5,270,347 shares of Class A common stock issuable upon conversion of shares of Series A Preferred Stock, including 2,550,521 shares issuable to Anchorage Illiquid Opportunities V, L.P. and 2,719,825 shares issuable to AIO V AIV 3 Holdings, L.P. Anchorage Capital Group, L.L.C. (“ACG”), an SEC-registered investment advisor, is the investment manager of each of Anchorage Illiquid Opportunities V, L.P. and AIO V AIV 3 Holdings, L.P. ACG’s address is 610 Broadway, 6th Floor, New York, NY 10112. Anchorage Advisors Management, L.L.C. (“AAM”) is the sole managing member of ACG. Mr. Kevin Ulrich is the Chief Executive Officer of ACG and the senior managing member of AAM. ACG, AAM and Mr. Ulrich have indirect voting or investment power with respect to each of Anchorage Illiquid Opportunities V, L.P. and AIO V AIV 3 Holdings, L.P., but each of those entities or natural persons disclaims beneficial ownership in the registrable securities owned by each of Anchorage Illiquid Opportunities V, L.P. and AIO V AIV 3 Holdings, L.P.

(6)

Includes: (i) 418,393 shares of Class A common stock, 1,281,208 warrants to purchase Class A common stock and 23,478 shares of Class A common stock issuable upon conversion of Series A Preferred Stock held by Reid S. Buerger, (ii) 418,393 shares of Class A common stock, 1,281,208 warrants to purchase Class A common stock and 23,478 shares of Class A common stock issuable upon conversion of Series A Preferred Stock held by Alan H. Buerger 2003 Trust for Reid S. Buerger (the “Trust”) and (iii) 418,392 shares of Class A common stock, 1,281,208 warrants to purchase Class A common stock and 23,478 shares of Class A common stock issuable upon conversion of Series A Preferred Stock held by 2012 Buerger Family SD LLC (the “LLC”). The address for Mr. Buerger, the Trust and the LLC is 7111 Valley Green Road, Fort Washington, Pennsylvania 19034.

(7)

Includes 1,150,979 shares of Class A common stock issuable upon exercise of warrants owned by the Reporting Person and 49,304 shares of Class A common stock issuable upon conversion of shares of Series A Preferred Stock owned by Mr. Hanna.

(8)

Mr. Kovalik is the managing member of KLR Group, which owns 100% of KLR Group Investments, LLC, which is the managing member of KLR Sponsor. KLR Group Investments, LLC is the managing member of KLR Sponsor. Mr. Kovalik may therefore be deemed to be a beneficial owner of the securities owned by KLR Group and KLR Sponsor.

(9)	Includes 2,500 shares of Class A common stock issuable upon exercise of warrants owned by the Reporting Person.
(10)	Includes 9,300 shares of Class A common stock issuable upon exercise of warrants owned by the Reporting Person.
(11)

Based on the Form 4 filed with the SEC on March 28, 2018 and Company records. Mr. Townsend retired as CEO, President and a director of the Company in May 2018. The address of the principal business office of Mr. Townsend is 16200 Park Row, Suite 300, Houston, Texas 77084.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2019. BDO served as the Company’s independent registered public accounting firm for the year ended December 31, 2018.

Representatives of BDO are expected to be present at the Annual Meeting and will have the opportunity to make a statement should they choose to do so. They will also be available to respond to appropriate questions and inquiries from the Company’s stockholders.

Stockholder ratification of the selection of BDO as the Company’s independent registered public accounting firm is not required by the Company’s bylaws or otherwise. The Company has submitted ratification to a vote of its stockholders because it believes it is consistent with best practices in corporate governance to do so. If the stockholders fail to ratify the selection, the Audit Committee will reconsider the retention of that firm, but may retain such independent registered public accounting firm regardless. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BDO AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019.

Audit and Other Fees

The following table summarizes the fees of BDO, the Company’s independent registered public accounting firm, billed to the Company for each of the last two fiscal years for audit services and billed to the Company in each of the last two fiscal years for other services:

Fee Category	2018	2017
Audit Fees	$914,951	$1,256,885
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$914,951	$1,256,885

Audit Fees

Audit fees consist of fees for the audit of the Company’s consolidated financial statements, the review of the unaudited interim financial statements included in the Company’s quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements.

Audit-Related Fees

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of the Company’s financial statements and which are not reported under “Audit Fees.”

Tax Fees

Tax fees comprise fees for a variety of permissible services relating to tax compliance, tax planning and tax advice.

All Other Fees

All other fees include the aggregate fees billed in each of the last two fiscal years for services by the independent auditors that are not reported under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

Audit Committee Pre-Approval Policy and Procedures

The Audit Committee’s charter provides that the Audit Committee must consider and, in its discretion, pre-approve any audit or non-audit service provided to the Company by its independent registered public accounting firm. The Audit Committee may delegate authority to one or more subcommittees of the Audit Committee consistent with law and applicable rules and regulations of the SEC and NASDAQ.

For the year ended December 31, 2018, all fees of BDO were reviewed and pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the audit committee members shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Rosehill Resources Inc. (the “Company”) specifically incorporates such information by reference in such filing.

The Board of Directors of the Company (the “Board”) has determined that all current audit committee members are (i) independent, as defined in Rule 10A-3 promulgated under the Exchange Act, (ii) independent under the standards set forth by the NASDAQ, and (iii) financially literate. In addition, Mr. Francis Contino qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

The audit committee has reviewed and discussed with the Company’s management the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. The audit committee discussed with BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm for the year ended December 31, 2018, matters required to be discussed by Statement on Auditing Standards No. 1301, as amended.

BDO also provided to the audit committee the written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding BDO’s communications with the audit committee concerning independence. The audit committee discussed with BDO the firm’s independence.

Based on the audit committee’s discussions with management and BDO, and the audit committee’s review of the report of BDO to the audit committee, the audit committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC.

The Audit Committee:
Francis Contino
William Mayer
Harry Quarls

HOUSEHOLDING INFORMATION

Unless the Company has received contrary instructions, the Company may send a single copy of the Proxy Materials to any household at which two or more stockholders reside if it believes the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce the Company’s expenses. However, if stockholders prefer to receive multiple sets of the Company’s disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of the Company’s disclosure documents, the stockholders should follow these instructions:

•

If the shares are registered in the name of the stockholder, the stockholder should contact the Company at its offices at 16200 Park Row, Suite 300, Houston, Texas 77084, to inform the Company of his or her request; or

•	If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

FUTURE STOCKHOLDER PROPOSALS

The Company anticipates that the 2020 annual meeting of stockholders will be held no later than June 21, 2020. For any proposal to be considered for inclusion in the proxy statement and form of proxy for submission to the stockholders at the Company’s 2020 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and the Company’s bylaws. Assuming the Company’s proxy statement for the 2019 annual meeting of stockholders is mailed on or about May 1, 2019, such proposals must be received by the Company at its offices at 16200 Park Row, Suite 300, Houston, Texas 77084 no later than January 2, 2020.

In addition, the Company’s bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to the Company at its principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. Accordingly, for the Company’s 2020 annual meeting of stockholders, assuming the meeting is held on May 21, 2020, notice of a nomination or proposal must be delivered to the Company no later than February 21, 2020 and no earlier than January 22, 2020. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. ROSEHILL RESOURCES INC. 2019 Annual Meeting of Stockholders May 21, 2019,9:00 AM local time This Proxy is Solicited on Behalf of the Board of Directors Please be Sure to Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided    FOLD HERE •    DO NOT SEPARATE •    INSERT IN ENVELOPE PROVIDED    PROXY    Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOLLOWING: Proposal No. 1: Class II Director Nominees THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2. Proposal No. 2: To ratify the appointment of FOR AGAINST ABSTAIN BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.    FOR WITHHOLD FOR ALL ALL ALL EXCEPT (01)    Harry Quarls (02) Francis Contino To withhold authority to vote for either individual nominee, mark “For All Except” and write the number of the nominee on the line below. CONTROL NUMBER Signature Signature, if held jointly    Date    , 2019. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

FOLD HERE •    DO NOT SEPARATE •    INSERT IN ENVELOPE PROVIDED    PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ROSEHILL RESOURCES INC. The undersigned appoints David L. French and Craig Owen, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Rosehill Resources Inc. held of record by the undersigned at the close of business on April 25, 2019 at the Annual Meeting of Stockholders of Rosehill Resources Inc. to be held on May 21, 2019, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE CLASS II DIRECTOR NOMINEES LISTED IN PROPOSAL 1 and IN FAVOR OF PROPOSAL 2 IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)